AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                November 12, 1997
                                    REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
                       THE DUN & BRADSTREET CORPORATION
              (Exact name of registrant as specified in charter)
            DELAWARE                              13-2740040
(State or other jurisdiction of       (IRS Employer Identification Number)
incorporation or organization)
                         ----------------------------
                       The Dun & Bradstreet Corporation
                             One Diamond Hill Road
                            Murray Hill, NJ  07974
                                (908) 665-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ----------------------------
                             Nancy L. Henry, Esq.
                 Senior Vice President and Chief Legal Counsel
                       The Dun & Bradstreet Corporation
                             One Diamond Hill Road
                            Murray Hill, NJ  07974
                                (908) 665-5000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ----------------------------
                       Copies Of All Communications To:
                             Joel S. Hoffman, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                            New York, NY 10017-3909
                         ----------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after the effective date of this Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                            ------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                              Proposed
                                           Proposed           Maximum
     Title of          Amount to           Maximum           Aggregate          Amount of
   Securities to           be           Offering Price        Offering         Registration
   be Registered       Registered       Per Share<F1>        Price<F1>           Fee<F1>
  --------------       ----------      ----------------    -------------      --------------

 Common Stock<F2>       500,000            $28.6875         $14,343,750           $4,347


[FN]
<F1> Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low closing prices of the Common Stock reported on the New York Stock Exchange Composite Tape on November 7, 1997.

<F2> Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
                          ---------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1997

                       THE DUN & BRADSTREET CORPORATION

                           ------------------------

                                500,000 SHARES
                                 COMMON STOCK
                            PAR VALUE $1 PER SHARE

                           ------------------------

          The shares (the "Shares") of Common Stock, par value $1.00 (the "Common Stock"), of The Dun & Bradstreet Corporation (the "Company") offered hereby may be purchased pursuant to the exercise of transferable options issued by the Company to participants in the Company's 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries, the Company's 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries and the 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan and transferred by those participants. See "Plan of Distribution."

          On November 10, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $28.4375 per share.

                           ------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
             RACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTA-
                  TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

               The date of this Prospectus is             , 1997
                                              ------------

     No person is authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering described herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall create, under any circumstances, any implication that there has been no
change in the facts set forth since the date hereof.   This Prospectus does
not constitute an offer to sell or a solicitation of an offer to buy any securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, proxy solicitation materials and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. Such reports and other information also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which forms a part of such Registration Statement, does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to such Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect such Registration Statement, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of it from the Commission upon payment of the fees prescribed by the Commission. Such Registration Statement also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create any implication that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, previously filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (file no. 1-7155), as amended by Form 10-K/A-1 dated April 2, 1997 and Form 10-K/A-2 dated June 19, 1997.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (c) The description of the Company's capital stock contained in the Company's Registration Statement on Form S-3 (Registration No. 33-10462) filed on November 28, 1986.

          (d) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 1-7155) filed on October 28, 1988.

          All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Dun & Bradstreet Corporation, attention:
Corporate Secretary, One Diamond Hill Road, Murray Hill, New Jersey 07974; telephone - (908) 665-5873.

                           ------------------------

                                  THE COMPANY

          The Company is the world's leading marketer of information and services for business decision-making. Its operations are divided into two business segments: Risk Management Services and Directory Information Services.

          The business of Risk Management Services is conducted through Dun & Bradstreet, the operating company ("D&B") and Moody's Investors Service ("Moody's"). D&B is the world's largest supplier of business, commercial-credit and business-marketing information services, with operations in 37 countries and a worldwide database covering more than 44 million businesses. Data is gathered through personal visits, telephone interviews, and third party sources. D&B also provides receivable management services worldwide.

Moody's publishes credit opinions on investment securities, assigning ratings to fixed-income securities and other credit obligations. It also provides a broad range of business and financial information. Moody's was founded in 1900. It now employs 620 analysts and has a total of more than 1,500 associates located around the world. Moody's provides ratings and information on governmental and commercial entities in 83 countries. Moody's customers include investors (both institutional and individual), banks and other financial intermediaries, and a wide range of corporate and governmental issuers of securities.

          The business of Directory Information Services is conducted through the Reuben H. Donnelley Corporation ("RHD"). RHD provides sales, marketing and publishing services for yellow pages and other directory products. RHD provides these services for almost 400 directories in 18 states and the District of Columbia, and is the largest independent marketer of yellow pages advertising in the U.S. RHD serves the yellow pages marketing needs of over a half million small and medium size business and service organizations who purchase yellow pages advertising.

          DonTech, a partnership between RHD and Ameritech Advertising Services, is responsible for marketing and publishing telephone directories throughout Illinois and northwestern Indiana. DonTech also publishes Street Address Directories in Illinois, Michigan and Indiana and operates a fulfillment center which markets telephone directories primarily throughout Illinois.

                                USE OF PROCEEDS

          The amount of the proceeds to be received upon exercise of the transferable options to which this Prospectus relates will depend upon the exercise prices of the options and the extent to which they are exercised. Expenses of the offering will be minimal. The proceeds from the sale of the Common Stock will be used for general corporate purposes.

                             PLAN OF DISTRIBUTION

          The shares of Common Stock of the Company covered by this Prospectus are being offered by the Company to transferees of transferable options granted to (i) the officers and certain other key employees of the Company and its subsidiaries pursuant to the Company's 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "1982 Plan") and the Company's 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "1991 Plan") and (ii) the non-employee directors of the Company pursuant to the Company's 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan (the "Directors' Plan"; collectively with the 1982 Plan and the 1991 Plan, the "Plans"). The Plans, as they relate to transferable awards, are described below.

General Information

     The following description of certain provisions of the 1982 Plan, the 1991 Plan and the Directors' Plan is qualified in its entirety by the actual terms of each such Plan, copies of which will be provided to any Stock Option Transferee (as defined below) under the Plans upon written request to the Company. The granting of a stock option under the Plans does not impose any obligation on the Company or any subsidiary to continue the employment of an optionee and does not lessen or affect the right to terminate the employment of an optionee.

     The 1991 and 1982 Plans may be amended or discontinued at any time by the Board of Directors, except that such action may not, without the optionee's consent, impair the rights of any optionee under any option theretofore granted, and may not, without approval of the Shareholders, (i) increase the total number of shares which may be issued under each of such Plans (except as part of a change in capital or similar event), (ii) decrease the option price to less than 100% of fair market value on the date of grant of an option, (iii) change the class of employees eligible to receive options or (iv) materially increase the benefits accruing to participants in such Plans.

     The Board of Directors may amend, alter or discontinue the Directors' Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any participant under any Award theretofore granted without such participant's consent.

Administration of the Plans

     The Plans provide that the Board of Directors of the Company shall appoint an Executive Compensation and Stock Option Committee (the "Committee") consisting of at least three members of the Board of Directors to administer the Plans and serve at the pleasure of the Board. The Committee has authority consistent with the Plans to interpret the Plans and the stock options granted under the Plans, to adopt, amend and rescind rules and regulations for the administration of the Plans and the stock options and generally to conduct and administer the Plans and make all determinations in connection therewith which may be necessary or advisable. Members of the Committee receive no compensation from the assets of the Plans.

     Additional information about the Plans and their administrators can be obtained from The Dun & Bradstreet Corporation, attention: Corporate Secretary, One Diamond Hill Road, Murray Hill, NJ 07974, telephone - (908) 665-5873.

Exercise of Stock Options

     The exercise price of stock options under the 1982 Plan and the 1991 Plan was and is determined by the Committee but the exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options granted under the Directors' Plan is the fair market value of the Common Stock on the date of grant. No option may be exercisable during the first year after its grant, except under the circumstances described below under the caption "Adjustments Upon Changes in Capitalization and Other Events." Each stock option under the 1982 Plan and the 1991 Plan is exercisable upon such terms and conditions and over such period of not more than ten years as the Committee may determine and set forth in the option agreement with each optionee. The aggregate fair market value (as of the date of grant) of stock for which an incentive stock option granted after December 31, 1986 under the 1982 Plan first becomes exercisable by an optionee during any calendar year is limited under the terms of the 1982 Plan to $100,000.

     The incentive stock options granted under the 1982 Plan and the 1991 Plan and all options granted under the Directors' Plan expire ten years after date of grant and are fully exercisable on and after the first anniversary after date of grant. Generally the non-qualified stock options granted under the 1982 Plan and the 1991 Plan expire ten years after date of grant and are cumulatively exercisable 25% on and after the first, second, third and fourth anniversaries after the date of grant. In the event that the salary level or responsibilities or both of an optionee under the 1982 Plan or the 1991 Plan are reduced substantially below those on the date of grant, the number of shares as to which such employee's option has not become exercisable may be reduced to the extent deemed advisable by the Committee.

     The limited stock appreciation rights granted under the Plans are not exercisable for six months after grant, are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each limited stock appreciation right permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to the tender or exchange offer for the Common Stock at any time during the sixty days preceding the date upon which the limited stock appreciation right is exercised, provided, however, that in the case of a limited stock appreciation right relating to an incentive stock option, such price may not exceed the highest price that will not affect qualification of such incentive stock option under Section 422 of the Internal Revenue Code (the "Code"). Any securities or property included in the offer price will be valued at the valuation placed thereon by the offeror or, if higher, by the Committee. The limited stock appreciation rights can be exercised regardless of whether the Company supports or opposes the offer. During the period the limited stock appreciation rights are exercisable, other stock appreciation rights relating to the same options are not exercisable.

Transferability of Stock Options

     Except as described in the following paragraph, options granted pursuant to the Plans are not transferable by the optionee except by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee. An option exercisable after the death of an optionee may be exercised by the legatees, personal representatives or distributees of the optionee. Incentive stock options remain eligible for special tax treatment (see "Federal Income Tax Consequences" below) during the entire period allowed under the Plans for exercises following the death of the optionee.

     The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to
(i) any or all of the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the optionee and/or any or all of such Immediate Family Members, or (iii) a partnership in which the optionee and/or any or all of such Immediate Family Members are the only partners, provided that subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution.

     Entities described in clauses (i), (ii) and (iii) of the preceding paragraph are referred to as "Stock Option Transferees" and the term "Participant Transferor" refers to the optionee who transferred stock options held by a particular Stock Option Transferee. This Prospectus relates to up to 500,000 shares of Common Stock of the Company which may be offered and sold to Stock Option Transferees pursuant to stock options that may be transferred to such Stock Option Transferees as described in the immediately preceding paragraph. This Prospectus also relates to the offer and sale of Common Stock pursuant to such stock options to the beneficiaries of Immediate Family Members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of Immediate Family Members.

     Upon transfer to a Stock Option Transferee, a stock option continues to be governed by and subject to the terms and limitations of the relevant Plan and the relevant grant, and the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place, including the right to consent to adverse amendments to an option. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

Payment of Exercise Price

     Shares purchased upon exercise of options must be paid in full at the time of exercise. At the election of the optionee or Stock Option Transferee, such payment may be made (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the option price for the shares being purchased and satisfying such other requirements as may be imposed by the Committee (currently, that the shares have been owned by the optionee or Stock Option Transferee for one year or more) or (iii) partly in cash and partly in such shares of Common Stock. No optionee or Stock Option Transferee has any rights to dividends or other rights of a Shareholder with respect to shares subject to an option held by the optionee or a Stock Option Transferee of such optionee until the optionee or Stock Option Transferee has given written notice of exercise of the option, has paid in full for such shares and, if the Committee should so request, has given the representation that the optionee is acquiring the shares without a view to distribution. In addition, under the 1982 and 1991 Plans, the Committee may, in its discretion, impose any restrictions on transferability of shares acquired by exercise of options under the Plans and include on certificates for such shares any appropriate legends to reflect such restrictions.

          Upon exercise by a Stock Option Transferee of a stock option granted under the 1982 Plan or the 1991 Plan, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor. The exercise will not be given effect and the Stock Option Transferee will not be able to sell the underlying shares until the Company receives confirmation that the Participant Transferor's withholding obligations, where applicable, have been satisfied. ACCORDINGLY, THE EXERCISE OF A STOCK OPTION BY A STOCK OPTION TRANSFEREE IS NOT ENTIRELY WITHIN HIS OR HER CONTROL.

Effect of Termination of Employment or Service

     Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the relevant Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's status as an employee or as a non-employee director, as the case may be.

     If a Participant Transferor's employment or service with the Company and its subsidiaries terminates for any reason prior to the first anniversary of the date on which an option is granted, such option shall thereupon terminate. If a Participant Transferor's employment by, or service with, the Company or a subsidiary terminates for any reason, other than disability, death or retirement one year or more after the date of grant of a stock option, the options held by the Stock Option Transferee thereupon terminate. Transfers of employment between the Company and a fifty percent or more owned subsidiary or affiliate, and certain authorized leaves of absence, do not constitute terminations of employment for purposes of the Plans.

     If a Participant Transferor's employment or service terminates by reason of death one year or more after the date of grant of an option, the option thereafter may be exercised by the Stock Option Transferee, during the three years (five years in the case of the Directors' Plan) after the date of death or the remaining stated period of the option, whichever is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during such period in accordance with its terms.

     If a Participant Transferor's employment or service terminates by reason of disability or retirement one year or more after the date of grant of a stock option, the option thereafter may be exercised by the Stock Option Transferee, during the five years after the date of such termination of employment or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the Participant Transferor dies within a period of five years after such termination of employment or service, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of the Participant Transferor's death or thereafter would become exercisable during such period in accordance with its terms.

Adjustments Upon Changes in Capitalization and Other Events

     The 1991 and 1982 Plans require that upon a change in the Common Stock arising from a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

     In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company is not the surviving corporation, an optionee under the 1991 and 1992 Plan is entitled to options on that number of shares of stock in the new corporation which the optionee would have received had the optionee or Stock Option Transferee exercised all options (whether or not then exercisable) held by the optionee under such Plans at the instant immediately prior to the effective date of such transaction. The stock options of the new corporation thereafter are subject to similar adjustments.

     Except as otherwise specifically provided in a stock option or stock appreciation right under the 1991 and 1992 Plans, in the event of a Change in Control of the Company (as defined below), merger, consolidation, combination, reorganization or other transaction in which the Shareholders of the Company receive cash or securities (other than common stock) or in the event that an offer is made to the Shareholders to sell or exchange at least 50% (or such lesser percentage as the Committee determines will adversely affect the market value of the Common Stock after the tender or exchange offer) of the outstanding Common Stock, the Committee is required by such Plans, prior to the Shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) to accelerate the time of exercise so that all outstanding stock options become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in such Plans or stock options and/or (ii) to adjust all outstanding stock options by substituting common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to option shall be the number of shares that could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds that would have been received by the optionee if the option had been exercised in full prior to such transaction or expiration date or the optionee had exchanged all such shares in the transaction or sold or exchanged all such shares pursuant to the tender or exchange offer, and any related stock appreciation rights likewise shall be adjusted. A "Change in Control" of the Company generally is deemed to occur if: (i) any person (with certain exceptions) becomes the owner of 30% of the Company's voting securities; (ii) during a two-year period the majority of the membership of the Board of Directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Shareholders approve a merger or consolidation with another company other than a merger or consolidation in which the Company's voting securities outstanding prior to the transaction continue to represent at least 50% of the Company or the surviving entity; or (iv) the Shareholders approve a liquidation or a sale or disposition of all or substantially all of the Company's assets. This definition of "Change in Control" has been amended, subject to shareholder approval, to conform to the definition in the Directors' Plan described below.

     Under the Directors' Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares of Common Stock or other corporate exchange, or any distribution to shareholders of shares of Common Stock other than regular cash dividends, the Committee, in its sole discretion may make such substitution or adjustment, if any, as it deems to be equitable, as to
(i) the number or kind of shares of Common Stock under each option and or pursuant to outstanding Awards, and/or (ii) the exercise price.

     Upon the occurrence of a Change in Control, all Stock Options under the Directors' Plan shall vest and become exercisable. A "Change in Control" of the Company generally is deemed to occur if: (i) any person (with certain exceptions) becomes the owner of 20% of the Company's voting securities; (ii) during a twenty-four month period the majority of the membership of the Board of Directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Company's shareholders approve a merger or consolidation with another company other than a merger or consolidation (x) in which the Company's voting securities outstanding prior to the transaction continue to represent at least 50% of the Company or the surviving entity and
(y) after which no person holds 20% or more of the combined voting power of the Company or the surviving entity; or (iv) the Company's shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets.

     An optionee has no right to prevent consummation of any of the above corporate transactions affecting stock options and stock appreciation rights, but the optionee's remedy is limited to a court determination of the number of shares or cash to which the optionee is entitled and appropriate orders for issuance of such shares or payments of such cash.


                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Nancy L. Henry, Senior Vice President and Chief Legal Counsel of the Company. As of November 10, 1997, Ms. Henry did not own any shares of Common Stock and held options to purchase 18,630 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus or any Prospectus Supplement, in connection with the offering made by this Prospectus and any Prospectus Supplement, and information or and representations not herein contained, if given or made, must not be relied upon as having been authorized. This Prospectus or any Prospectus Supplement does not constitute and offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not be made. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof.


                               TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . .    3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .    4
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                500,000 Shares


                             The Dun & Bradstreet
                                  Corporation

                                 Common Stock


                                  ----------

                                  PROSPECTUS
                                  ----------


                                            , 1997
                              --------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee  . . . . . . . . . . . . . . . . . . . . . .   $        4,347
Blue Sky fees and expenses  . . . . . . . . . . . . . . . . .                0
Printing and engraving expenses . . . . . . . . . . . . . . .              500
Legal fees and expenses . . . . . . . . . . . . . . . . . . .           10,000
Accounting fees and expenses  . . . . . . . . . . . . . . . .            5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .              500
                                                                --------------

         Total  . . . . . . . . . . . . . . . . . . . . . . .   $       20,347
                                                                ==============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

         The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain


losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number                                     Description
-------                                    -----------

3.1 Restated Certificate of Incorporation of the Company dated June 15, 1988 (incorporated herein by reference to Exhibit 4(a) to Registration No. 33-25774 on Form S-8 filed November 25, 1988).

3.2 By-Laws of the Company (incorporated herein by reference to Exhibit E to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7155) filed March 25, 1994).

4.1 Rights Agreement, dated as of October 19, 1988, between the Company and Morgan Shareholder Services Trust Company (attached as Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 1-7155) filed on October 28, 1988 and incorporated herein by reference).

5.               Opinion of Nancy L. Henry, Senior Vice President and Chief
                 Legal Counsel

23.1             Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Nancy L. Henry, Senior Vice President and Chief Legal Counsel (included in Exhibit 5)

24               Power of Attorney


















ITEM 17. UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions,

or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





































                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 12th day of November, 1997.

                                  THE DUN & BRADSTREET CORPORATION
                                           (Registrant)


                                  By /s/ Nancy L. Henry
                                    ------------------------------------
                                    Nancy L. Henry
                                    Senior Vice President and
                                      Chief Legal Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                           Title                     Date
           ---------                           -----                     ----

/s/ Volney Taylor               Chairman, Chief Executive
---------------------------     Officer and Director (principal
    Volney Taylor               executive officer)

/s/ Frank S. Sowinski           Senior Vice President and
---------------------------     Chief Financial Officer (principal
    Frank S. Sowinski           financial officer

/s/ Chester J. Geveda, Jr.      Vice President - Controller
---------------------------     (principal accounting officer)
  Chester J. Geveda, Jr.

    *Hall Adams, Jr.            Director
---------------------------
     Hall Adams, Jr.

*Clifford L. Alexander, Jr.     Director
---------------------------
 Clifford L. Alexander, Jr.

*Mary Johnston Evans            Director
---------------------------
 Mary Johnston Evans

*Ronald L. Kuehn, Jr.           Director
---------------------------
 Ronald L. Kuehn, Jr.

*Robert J. Lanigan              Director
---------------------------
 Robert J. Lanigan

*Vernon R. Loucks Jr.           Director
---------------------------
 Vernon R. Loucks Jr.

---------------------------     Director
 Henry A. McKinnell

*John R. Meyer                  Director
---------------------------
 John R. Meyer

*James R. Peterson              Director
---------------------------
 James R. Peterson


*Michael R. Quinlan             Director
---------------------------
 Michael R. Quinlan

*By /s/ Nancy L. Henry
   ------------------------
       Attorney-in-fact

                                                             November 12, 1997





























                                                                     Exhibit 5

                                                   November 12, 1997


The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, NJ 07974


Ladies & Gentlemen:

                 I have acted as counsel to The Dun & Bradstreet Corporation,

a Delaware corporation (the "Company"), in connection with the Registration

Statement on Form S-3 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the

Securities Act of 1933, as amended (the "Securities Act"), relating to

500,000 shares of the Company's common stock, par value $1.00 per share (the

"Common Stock"), which may be purchased pursuant to the exercise of transferable options issued by the Company to participants in the Company's

1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and

Subsidiaries, the Company's 1991 Key Employees Stock Option Plan for The Dun

& Bradstreet Corporation and Subsidiaries and the 1996 The Dun & Bradstreet

Corporation Non-Employee Directors' Stock Incentive Plan (collectively, the

"Plans") and transferred by those participants ("Transferred Options").

                 I have examined a copy of the Registration Statement

(including the exhibits thereto) and the Prospectus contained therein (the

"Prospectus"). In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                 In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.  I have further assumed that shares of Common Stock issued subsequent to the date of this opinion, reacquired by the Company and subsequently transferred by the

Company upon exercise of Transferred Options will have been validly issued,

fully paid and non-assessable shares of Common Stock of the Company.

                 I hereby advise you that in my opinion shares of Common

Stock issuable in accordance with the Plans when duly authorized and issued or transferred from the Company's treasury as contemplated by the

Registration Statement, the Prospectus and the Plans will be validly issued,

fully paid and non-assessable shares of Common Stock of the Company.

                 I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the law of the

State of New York and the Delaware General Corporation Law.

                 I hereby consent to the filing of this opinion letter as an

Exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Nancy L. Henry
                                          -------------------
                                           NANCY L. HENRY







                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of The Dun & Bradstreet Corporation ("D&B") of our reports dated February 26, 1997, on our audits of the consolidated financial statements and financial statement schedule, which are included or incorporated by reference in D&B's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-1 dated April 2, 1997 and Form 10-K/A-2 dated June 19, 1997. We also consent to the reference to our firm under the caption "Experts."

                                  /s/Coopers & Lybrand L.L.P.

New York, New York
November 12, 1997

































                                                                    Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Nancy L. Henry and William H. Buchanan, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be issued upon exercise by transferees of the original optionees of stock options granted under the Company's (i) 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries, (ii) 1991 Key Employees Stock Option Plan for the Dun & Bradstreet Corporation and Subsidiaries and (iii) 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-3 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                     Title                 Date
      ---------                     -----                 ----

/s/ Hall Adams, Jr.              Director                September 17, 1997
---------------------------
Hall Adams, Jr.

/s/ Clifford L. Alexander, Jr.   Director                September 17, 1997
---------------------------
Clifford L. Alexander, Jr.


/s/ Mary Johnston Evans          Director                September 17, 1997
---------------------------
Mary Johnston Evans


/s/ Ronald L. Kuehn, Jr.         Director                September 17, 1997
---------------------------
Ronald L. Kuehn, Jr.

/s/ Robert J. Lanigan            Director                September 17, 1997
---------------------------
Robert J. Lanigan

/s/ Vernon R. Loucks Jr.         Director                September 17, 1997
---------------------------
Vernon R. Loucks Jr.

/s/ John R. Meyer                Director                September 17, 1997
---------------------------
John R. Meyer

/s/ James R. Peterson            Director                September 17, 1997
---------------------------
James R. Peterson

/s/ Michael R. Quinlan           Director                September 17, 1997
---------------------------
Michael R. Quinlan

/s/ Volney Taylor                Chairman, Chief         September 17, 1997
---------------------------      Executive Officer and
Volney Taylor                    Director (principal
                                 executive officer)





























                                 II-11